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                                                                Exhibit 10.1

                         GAMMA INTERNATIONAL, LTD.
                             STOCK OPTION PLAN
                                 AS AMENDED

     1. Purpose of the Plan. Under this Stock Option Plan (the "Plan") of Gamma International, Ltd. (the "Company") options may be granted to eligible persons to purchase shares of the Company's capital stock. The Plan is designed to enable the Company to attract, retain and motivate its employees and independent contractors by providing for or increasing the proprietary interests of such persons in the Company. The Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify.

     2. Stock Subject to Plan. The maximum number of shares of stock for which options granted hereunder may be exercised shall be 5,250,000 shares of common stock with one cent ($.01) par value, subject to the adjustments provided in Sections 7 and 12. Shares of stock subject to the unexercised portions of any options granted under this Plan which expire or terminate or are canceled may again be subject to options under the Plan. However, if stock appreciation rights are granted with respect to any options under this Plan, the total number of shares of stock for which further options may be granted under this Plan shall be irrevocably reduced not only when there is an exercise of an option granted under this Plan, but also when such option is surrendered upon an exercise of a stock appreciation right granted under this Plan, in either case by the number of shares covered by the portion of such option which is exercised or surrendered.

     3. Eligible Persons. The employees eligible to be considered for the grant of Incentive Options hereunder are any persons employed by the Company or its parent or subsidiaries. The persons eligible to be considered for the grant of non-qualified options hereunder are any persons employed by the Company or its parent or subsidiaries, or any persons having an independent contractor relationship with the Company or its parent or subsidiaries including any employee of such independent contractor.

     4. $100,000 Incentive Stock Option Exercise Limitation. The aggregate fair market value of the stock for which Incentive Options granted to any one eligible employee under this Plan and under all stock option plans of the Company, its parent(s) and subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining fair market value of the stock subject to any option as of the time that option is granted.

     5. Minimum Exercise Price. The exercise price for each option granted hereunder shall be not less than 100% of the fair market value of the stock at the date of the grant of the option and not less than the par value of such stock.




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     6.  No Transferability.  Any option granted under this Plan shall by its terms be nontransferable by the optionee other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by him or by his guardian or legal representative.

     7. Adjustments. If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

     8. Maximum Option Term. No option granted under this Plan may be exercised in whole or in part more than ten years after its date of grant.

     9. Plan Duration. Options may not be granted under this Plan after November 17, 2004.

    10. Payment. Payment for stock purchased under any exercise of an option granted under this Plan shall be made in full in cash concurrently with such exercise, except that, if and to the extent the instrument evidencing the options so provides and if the Company is not then prohibited from purchasing or acquiring shares of such stock, such payment may be made in whole or in part with shares of the same class of stock as that then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the stock (determined in a manner specified in the instrument evidencing the option) on the day preceding the date of exercise.

    11. Administration. The Plan shall be administered by a committee (the "Committee") of not less than two members of the Company's board of directors (the "Board") each of whom shall be a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

     The interpretation and construction by the Committee of any term or provision of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any option granted under this Plan.

     Subject to the provisions of this Plan, the Committee shall have full and final authority in its discretion to select the persons to be granted options, to grant such options and to determine the number of shares to be subject thereto, the exercise prices, the terms of exercise, expiration dates and other pertinent provisions thereof.




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    12.  Corporate Reorganizations.  Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all of the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexpired portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Committee shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this paragraph entitled "Corporate Reorganizations", not yet be exercisable.

    13. Stock Appreciation Rights. If the instrument evidencing the option so provides, an option granted under this Plan (herein sometimes referred to as the "corresponding option") may include the right (a "Stock Appreciation Right") to receive an amount equal to some or all of the excess of the fair market value (determined in a manner specified in the instrument evidencing the corresponding option) of the shares subject to unexercised portions of the corresponding option over the aggregate exercise price for such shares under the corresponding option as of the date the Stock Appreciation Right is exercised. The amount payable upon exercise of a Stock Appreciation Right may be paid in cash or in shares of the class then subject to the corresponding option (valued on the basis of their fair market value, determined as specified with respect to the measurement of the amount payable as aforesaid), or in a combination of cash and such shares so valued, as determined by the Committee. No Stock Appreciation Right may be exercised in whole or in part
(a) other than in connection with the contemporaneous surrender without exercise of such corresponding option, or the portion thereof that corresponds to the portion of the Stock Appreciation Right being exercised, or (b) except to the extent that the corresponding option or such portion thereof is exercisable on the date of exercise of the Stock Appreciation Right by the person exercising the Stock Appreciation Right.

    14. Restricted Stock. If the instrument evidencing the option so provides, shares of stock issued on exercise of an option granted under this Plan may upon issuance be subject to the following restrictions (and, as used herein, "restricted stock" means shares issued on exercise of options granted under this Plan which are still subject to restrictions imposed under this
Section 14 that have not yet expired or terminated):




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          (a)  shares of restricted stock may not be sold or otherwise transferred or hypothecated;

          (b) if the employment of the holder of a share of restricted stock with the Company or a subsidiary is terminated for any reason other than his death, normal or early retirement in accordance with his employer's established retirement policies or practices, or total disability, the Company (or any subsidiary designated by it) shall have the option for sixty (60) days after such termination of employment to purchase for cash all or any part of his restricted stock at the lesser of (i) the price paid therefor by the holder, or (ii) the fair market value of the restricted stock on the date of such termination of employment (determined in a manner specified in the instrument evidencing the option); and

          (c) as to the shares of stock affected thereby, any additional restrictions that may be imposed on particular shares of restricted stock as specified in the instrument evidencing the option.

     The restrictions imposed under this Section 14 shall apply as well to all shares or other securities issued in respect of restricted stock in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization, but such restrictions shall expire or terminate at such time or times as shall be specified therefor in the instrument evidencing the option which provides for the restrictions.

    15. Cash Bonus. If the instrument evidencing the option so provides, a cash bonus may be payable to the optionee upon the exercise of an option granted under this Plan. The cash bonus shall be in such amount and shall be payable at such time as shall be determined by the Committee and as shall be set forth in the instrument evidencing the option.

    16. Financial Assistance. Subject to the requirements of Delaware law for the valid issuance of stock, the Company is vested with authority under this Plan to assist any person to whom an option is granted hereunder (including any director or officer of the Company or any of its subsidiaries) in the payment of the purchase price payable on the exercise of that option and any taxes resulting from the exercise of that option, by lending such amount to such person on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by the Committee.

    17. Amendment and Terminations. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the employee's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or other regulatory requirements.


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    18.  Tax Withholding.

          (a) Each employee shall, no later than the date as of which the value of an award first becomes includible in the employee's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any related company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

          (b) To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of stock otherwise deliverable to the employee with respect to the award or (ii) delivering to the Company shares of unrestricted stock.

    19. Option Grant Restriction. Any person may be granted, under the Plan, options to purchase shares of stock only to the extent that the number of shares subject to such new options plus the number of shares subject to options granted to such person during the one year period prior to the date of such new grant is not greater than 2,000,000 shares of stock.

    20. Plan Name. The Plan, formerly known as the '1989 Stock Option Plan,' shall hereafter be known as the 'Stock Option Plan.'


10K Edgar final full.doc